Exhibit 10(8)

                 DIRECTOR DEFERRED COMPENSATION MASTER AGREEMENT

         This Director Deferred Compensation Master Agreement (the "Agreement"), effective as of the 1st day of November, 1993, formalizes the understanding by and between MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION (the "Association"), a federally chartered savings and loan, and certain eligible Directors, hereinafter referred to as "Director", who shall be approved by the Association to participate and who shall elect to become a party to this Director Deferred Compensation Master Agreement by execution of a Director Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Association.
                                   WITNESSETH:

     WHEREAS, the Directors serve the Association as members of the Board; and WHEREAS, the Association recognizes the valuable services heretofore performed for it by such Directors and wishes to encourage continued service of each; and

     WHEREAS, the Association values the efforts, abilities and accomplishments of such Directors and recognizes that the Directors' services will substantially contribute to its continued growth and profits in the future; and

     WHEREAS, these Directors wish to defer a certain portion of their fees to be earned in the future; and

     WHEREAS, the Directors and the Association desire to formalize the terms and conditions upon which the Association shall pay such deferred compensation to the Directors or their designated beneficiaries; and

     WHEREAS, the Association has adopted this Director Deferred Compensation Master Agreement which controls all issues relating to the Deferred Compensation Benefit as described herein;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree to the following terms and conditions:

                                    SECTION I
                                   DEFINITIONS

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Association" means MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION and any successor thereto.

1.2 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Joinder Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Director will be deemed the Beneficiary.

1.3 "Benefit Age" shall be the birthday on which the Director becomes eligible to receive benefits under the Plan. Such birthday shall be designated in the Director's Joinder Agreement.

1.4 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the 1st day of the month coincident with or next following the month in which the Director attains the Benefit Age designated in his Joinder Agreement.

1.5 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Association.

1.6 "Children" means the Director's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

1.7 "Deferral Period" means the period of months designated in the Director's Joinder Agreement during which the Director shall defer current Board fees. The Deferral Period shall commence on the date designated in the Director's Joinder Agreement.

1.8 "Deferred Compensation Benefit" means the annuitized value of the Director's Elective Contribution Account, measured as of the Director's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Director's Benefit Eligibility Date.

1.9 "Disability Benefit" means the benefit annuity payable to the Director following a determination, in accordance with Subsection 4.2, that he is no longer able, properly and satisfactorily, to perform his duties as Director.

1.10     "Effective Date" of this Agreement shall be November 1, 1993.

1.11 "Elective Contribution" shall refer to any bookkeeping entry required to record a Director's voluntary monthly pre-tax deferral which shall be made in accordance with the Director's Joinder Agreement.

1.12 "Elective Contribution Account" shall be represented by the bookkeeping entries required to record a Director's Elective Contributions plus accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Association and the Director or any Beneficiary.

1.13 "Estate" means the estate of the Director.

1.14 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Director or of a dependent of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances which arise as a result of events not within the control of the Director. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferral under the plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Director's child to college or the decision to purchase a home.

1.15 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

1.16 "Interest Factor" means monthly compounding at Ten (10%) Percent per annum.

1.17 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month coincident with or next following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Director's Joinder Agreement.

1.18 "Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount to be deferred by the Director during his Deferral Period, and so designated in the Director's Joinder Agreement.

1.19 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death.

1.20 "Survivor's Benefit" means an annuity stream payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Joinder Agreement, and subject to Subsections 4.3 and 5.1 (or 5.2).

                        SECTION II DEFERRED COMPENSATION

         Commencing on the Effective Date, and continuing through the end of the Deferral Period, the Director and the Association agree that the Director shall defer into his Elective Contribution Account up to one hundred (100%) percent of the monthly fees that the Director would otherwise be entitled to receive from the Association for each month of the Deferral Period, with the total deferral during the term of the Deferral Period not to exceed the Director's Projected Deferral. The specific amount of the Director's monthly Deferred Compensation shall be designated in the Director's Joinder Agreement and shall apply only to compensation attributable to services not yet performed.

                                   SECTION III
                          ADJUSTMENT OF DEFERRAL AMOUNT

         Deferral of the specific amount of fees designated in the Director's Joinder Agreement shall continue in effect pursuant to the terms of this Agreement unless and until the Director amends his Joinder Agreement by filing with the Association and the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). If the Association increases the amount of fees earned by the Director, the Director can include such additional amounts in his monthly deferral, provided approval from the Board of Directors is obtained, by filing a Notice of Adjustment of Deferral Amount. A Notice of Adjustment of Deferral Amount shall be effective if filed with the Association and the Administrator, at least thirty (30) days prior to any January 1st during the Director's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Director.

                                   SECTION IV
                               RETIREMENT BENEFIT

4.1 Retirement Benefit. Subject to Subsections 4.3 and 5.1 (or 5.2) of this Agreement, the Association agrees to pay the Director the Deferred Compensation Benefit commencing on the Director's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period. In the event of the Director's death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Association shall pay to the Director's Beneficiary a continuation of the annuity for the remainder of the Payout Period.

4.2 Disability Benefit. Notwithstanding any other provision hereof, if requested by the Director and approved by the Board, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Association, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director, because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this paragraph and Board approval is obtained, the Director may elect to begin receiving the Disability Benefit annuity in lieu of any Deferred Compensation Benefit which is not available prior to the Director's Benefit Eligibility Date. The annuity shall begin not more than thirty (30) days following the above-mentioned disability determination. The amount of the monthly benefit shall be the annuitized value of the Director's Elective Contribution Account, measured upon such determination and payable over the Payout Period. The Interest Factor shall be used to annuitize the Elective Contribution Account. In the event the Director dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 5.l(a) [or 5.2(a)] and the Disability
         Benefits provided for in this Subsection shall terminate upon the Director's death.

4.3      Financial  Hardship  Benefit.  In  the  event  the  Director  incurs  a
         Financial Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Association in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Association that a Financial Hardship has occurred and that the Director is otherwise entitled to a Financial Hardship Benefit in accordance with Subsections
         1.14 and 1.15. If a Financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment. The balance of the Director's Elective Contribution Account shall be reduced for any Financial Hardship Benefit distribution. Also, any subsequent Deferred Compensation Benefit annuity, Survivor's
         Benefit annuity or Disability Benefit annuity shall be actuarially adjusted to reflect such distribution.

4.4 Removal For Cause. In the event the Director is removed for Cause at any time prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided for the Director or his Beneficiary under this agreement shall be forfeited and the Agreement shall become null and void.

                                                     SECTION V
                                                  DEATH BENEFITS

         (Note that Subsection 5.1 and 5.2 are alternative Subsections. Only one
         (1) of these Subsections shall be applicable to the Director. The Director's Joinder Agreement shall identify which of the two (2) Subsections is applicable to the Director.)

5.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Association shall pay the Director's Beneficiary a monthly amount for the Payout Period, commencing within thirty (30) days of the Director's death. The amount of such benefit payments shall be determined as follows:

          (a) In the event death occurs (i) while the Director is receiving the Disability Benefit provided for in Subsection 4.2, or (ii) after the Director has become eligible for such Disability Benefit payments but before such payments have commenced, the Director's Beneficiary shall be entitled to receive the Survivor's Benefit for the Payout Period, reduced by the number of months Disability Benefit payments were made to the Director. In the event death occurs after the Director has received the Disability Benefit, provided for in Subsection 4.2, for the entire Payout Period, the

                  Director's Beneficiary shall not be entitled to the Survivor's Benefit for any length of time. However, the lump sum payment described in the second paragraph of this Subsection (a) shall still be applicable to such Beneficiary. If the total dollar amount of Disability Benefit payments received by the Director under Subsection 4.2 is less than the total dollar amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit during the Director's life, the Association shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Director's death.
         (b) In the event death occurs while the Director is (i) in the service of the Association, (ii) deferring fees pursuant to
                  Section II and (iii) prior to any reduction or discontinuance, via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Director's initial Joinder Agreement, for any period during the Deferral Period, the Director's Beneficiary shall be paid the Survivor's Benefit.

          (c) In the event death occurs while the Director is (i) in the service of the Association, (ii) deferring fees pursuant to
               Section II and (iii) after any reduction or discontinuance, via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Director's initial Joinder Agreement, for any period during the Deferral Period, the Director's Beneficiary shall be paid a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director as of his death and the denominator of which is equal to the amount of Board fees that would have been deferred as of his death, if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Joinder Agreement and during the Deferral Period.

         (d) In the event the Director completes less than one hundred (100%) percent of his Projected Deferrals due to any voluntary or involuntary termination other than removal for Cause, the Director's Beneficiary shall be paid a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to the Director's Projected Deferral.

         (e) In the event the Director completes one hundred (100%) percent of his Projected Deferrals prior to any voluntary or involuntary termination other than removal for Cause and provided no payments have been made pursuant to Subsection 4.2, the Director's Beneficiary shall be paid the full Survivor's Benefit.

5.2 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Association shall pay the Director's Beneficiary a monthly amount determined as follows:

     (a) In the event death occurs (i) while the Director is receiving the Disability Benefit provided for in Subsection 4.2, or (ii) after the Director has become eligible for such Disability Benefit payments but before such payments have commenced, the Director's Beneficiary shall be entitled to receive a continuation of the Disability Benefit payments for the Payout Period, reduced by the number of months Disability

          Benefit payments were made to the Director. In the event death occurs after the Director has received the Disability Benefit, provided for in Subsection 4.2, for the entire Payout Period, the Director's Beneficiary shall not be entitled to the Survivor's Benefit for any length of time. However, the lump sum payment described in the second paragraph of this Subsection (a) shall still be applicable to such Beneficiary. If the total dollar amount of Disability Benefit payments received, collectively, by the Director under Subsection 4.2 and by the Director's Beneficiary under this Subsection is less than the total dollar amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit to such Director and to such Beneficiary, collectively, the Association shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the subsequent death of any other Director electing to participate in this agreement.

     (b) In the event death occurs while the Director is (i) in the service of the Association, (ii) deferring fees pursuant to Section II and (iii) prior to any reduction or discontinuance, via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Director's initial Joinder Agreement, for any period during the Deferral Period, the Director's Beneficiary shall be paid the Survivor's Benefit. Such Survivor's Benefit shall be paid for the Payout Period and shall commence within thirty (30) days of the subsequent death of any other Director electing to participate in this Agreement.

     (c) In the event death occurs while the Director is (i) in the service of the Association, (ii) deferring fees pursuant to Section II and (iii) after any reduction or discontinuance, via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Director's initial Joinder Agreement, for any period during the Deferral Period, the Director's Beneficiary shall be paid a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director as of his death and the denominator of which is equal to the amount of Board fees that would have been deferred as of his death, if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Joinder Agreement and during the Deferral Period. Such reduced Survivor's Benefit shall be paid for the Payout Period and shall commence within thirty (30) days of the subsequent death of any other Director electing to participate in this Agreement.

     (d) In the event the Director completes less than one hundred (100%) percent of his Projected Deferrals due to any voluntary or involuntary termination other than removal for Cause, the Director's Beneficiary shall be paid a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to the Director's Projected Deferral. Such reduced Survivor's Benefit shall be paid for the Payout Period and shall commence within thirty (30) days of the subsequent death of any other Director electing to participate in this Agreement.

     (e) In the event the Director completes one hundred (100%) percent of his Projected Deferrals prior to any voluntary or involuntary termination other than removal for

          Cause and provided no payments have been made pursuant to Subsection 4.2, the Director's Beneficiary shall be paid the full Survivor's Benefit. Such Survivor's Benefit shall be paid for the Payout Period and shall commence within thirty (30) days of the subsequent death of any other Director electing to participate in this Agreement.

5.3      Additional  Death  Benefit  -  Burial  Expense.   In  addition  to  the
         above-described death benefits, within thirty (30) days of the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars.

                                   SECTION VI
                             BENEFICIARY DESIGNATION

         The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.
                                   SECTION VII
                           DIRECTOR'S RIGHT TO ASSETS

         The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Association. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Association those payments so specified under this

Agreement. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Association, including any insurance policies or contracts which the Association may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Association in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Association. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Association.

                                  SECTION VIII
                            RESTRICTIONS UPON FUNDING

         The Association shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Association in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Association reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Association decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Association reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Association. If the Association elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the

Association by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION IX
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Director nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Association's liabilities shall forthwith cease and terminate.

                                    SECTION X
                                 ACT PROVISIONS

10.1 Named Fiduciary and Administrator. Financial Institution Consulting Corporation, a Tennessee Corporation ("FICC") shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, FICC shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Association and its Board shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Association and its Board shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

          If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Association, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                                   SECTION XI
                                  MISCELLANEOUS

11.1 No Effect on Directorship Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Association nor limit the right of the Association to discharge or otherwise deal with the Director without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this
     Agreement:

     (1) The Association's Board of Directors may remove the Director at any time, but any removal by the Association's Board of Directors other than removal for Cause shall not prejudice the Director's vested right to compensation or other benefits under the contract. As provided in
          Section 4.4, the Director shall be paid the balance of his Elective Contribution Account in a lump sum within thirty (30) days of his removal in the event he is removed for Cause. He shall have no right to receive additional compensation or other benefits for any period after removal for Cause.

     (2) If the Director is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Association's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Director all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (3) If the Director is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Association under the contract shall terminate as of the effective date of the order, but vested rights of the Director shall not be affected.

          (4) If the Association is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

          (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the
               Association:

               (i) by the Director or his designee at the time the Federal Deposit insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

               (ii) by the Director or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition.

                  Any rights of the parties that have already vested, (i.e., the balance of his Elective Contribution Account), however, shall not be affected by such action.

11.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana.

11.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then:

     (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

11.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Association's Board of Directors, in its sole discretion, determines that the Director is unable to manage his financial affairs, the Board may direct the Association to make distributions to any person for the benefit of the Director.

11.5 Recovery of Estate Taxes. If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the Beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the Beneficiary has a liability hereunder, the Beneficiary may petition the Association for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

11.6 Unclaimed Benefit. The Director shall keep the Association informed of his current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Association within three (3) years after the date on which any payment of the Deferred Compensation Benefit may be made, payment may be made as though the Director had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Director, whichever occurs first, the Association is unable to locate any Beneficiary of the Director, the Association may fully discharge its obligation by payment to the Estate.

11.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, neither the Association, nor any individual acting as an employee or agent of the Association, or as a member of the Board of Directors shall be liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

11.8 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the, masculine, feminine or neuter gender, whenever they should so apply.

11.9 Affect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Association's existing or future compensation structure.

11.10 Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of this Agreement. If the Director dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Director's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Association for payments made prior to determination of suicide.

11.11 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                   SECTION XII
                              AMENDMENT/REVOCATION

         This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Director and the Association, and such mutual consent shall be required even if the Director is no longer serving the Association as a member of the Board.

                                  SECTION XIII
                                    EXECUTION

13.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

13.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the Association has caused this Agreement to be executed on this ______ day of _________________, 19____.

                MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION



                                            By:


                                            (Title)